UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 10, 2009
SUPERIOR ENERGY SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34037	75-2379388
(State or other jurisdiction)	(Commission File Number)	(IRS Employer Identification No.)

601 Poydras St., Suite 2400, New Orleans, Louisiana	70130
(Address of principal executive offices)	(Zip Code)
(504) 587-7374
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (e) Reinstatement of Executive Base Salaries
     As previously disclosed, on March 13, 2009, Mr. Hall, the Chief Executive Officer of Superior Energy Services, Inc., reported to the Company’s Board of Directors that the senior executives of the Company, including the named executive officers, had volunteered to reduce their annual base salaries by 10% to 15% beginning in the then current pay period and continuing indefinitely in response to current economic conditions and as part of cost cutting measures being implemented by the Company. On December 10, 2009, Mr. Hall and the Compensation Committee discussed the Company’s annual incentive plan and Mr. Hall noted that due in part to (i) the reduction in value of certain long-lived intangible assets and other writedowns taken earlier this year in the second quarter, and (ii) market conditions that continue to be challenging, particularly in the onshore markets, the Company is not expected to achieve the pre-tax income targets for fiscal year 2009 established under its annual cash incentive plan. As such, no annual cash bonuses are expected to be made for fiscal year 2009 under that plan, nor will management recommend discretionary bonuses be made to the executive management team. In light of these factors, Mr. Hall and the Compensation Committee agreed that the voluntary salary reductions taken by senior management in March 2009 would be discontinued, and that effective January 1, 2010, the annual base salaries of senior management of the Company would be reinstated to the January 2009 levels, which were previously approved by the Compensation Committee. The reinstated annual base salary of each named executive officer is reflected in the table below:

		Reinstated Salary
		(effective
Named Executive Officer	Title	January 1, 2010)
Terence E. Hall	Chairman, Chief Executive Officer	$825,000
Kenneth Blanchard	Chief Operating Officer, President	$490,000
Robert S. Taylor	Chief Financial Officer, Executive Vice President, Treasurer	$400,000
Alan P. Bernard	Senior Executive Vice President	$365,000
Danny R. Young	Executive Vice President	$315,000
     Approval of 2010 Long-Term Incentive Awards
     On December 10, 2009, the Compensation Committee also considered awards under the Company’s long-term incentive program. While the Company will not make annual cash bonus payments to the executive team for fiscal year 2009, the Committee concluded that it was important to maintain the long-term incentive program in order to further motivate the executive management team, especially in light of market conditions that continue to be challenging. The Committee granted long-term incentive awards for 2010 to each of the Company’s named executive officers and other key employees of the Company under its stockholder approved 2005 Stock Incentive Plan and 2009 Stock Incentive Plan (the “Plans”). These awards consisted of performance share units (“Units”), non-qualified stock options and shares of restricted stock.

The forms of each award agreement under the Plans adopted by the Compensation Committee are attached as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.
     The Units allow participants to earn from $0 to $200 per Unit, as determined by the Company’s achievement of certain performance measures. The two performance measures applicable to all participants are the Company’s return on invested capital and total shareholder return relative to those of the Company’s pre-defined “peer group.” The performance period for the Units runs from January 1, 2010 through December 31, 2012. The Units provide for settlement in cash or up to 50% in equivalent value in Company common stock, if the participant has met specified continued service requirements.
     The non-qualified stock options grant the optionee the right to purchase a stated number of shares of the Company’s common stock at an exercise price of $20.30 per share, which represents the fair market value of the Company’s common stock based on the closing price of the Company’s common stock on December 10, 2009. These options will be exercisable in equal annual installments beginning on December 31, 2010 for three consecutive years, and will expire on the tenth anniversary of the date of grant.
     The restricted stock entitles the holder to all rights of a shareholder of the Company with respect to the restricted stock, including the right to vote the shares and receive all dividends and other distributions declared thereon. The restrictions on the shares of restricted stock will lapse in equal annual installments beginning on January 1, 2011 for three consecutive years.
     Awards of the Units, non-qualified stock options and shares of restricted stock to the Company’s named executive officers were granted in the following amounts:

	Performance	Non-Qualified	Shares of
Recipient	Share Units	Stock Options	Restricted Stock
Terence E. Hall	16,500	91,261	40,640
Kenneth Blanchard	6,737	37,265	16,595
Robert S. Taylor	5,000	27,655	12,315
A. Patrick Bernard	4,106	22,712	10,114
Danny R. Young	2,756	15,245	6,789

Item 8.01	Other Events.
     On December 16, 2009, the Company issued a press release announcing that the Company’s Board of Directors has authorized a share repurchase program of the Company’s common stock to replace the existing program which expires on December 31, 2009. The new program will have an authorized limit of up to $350 million and will expire on December 31, 2011. A copy of the Company’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits

Exhibit
Number	Description of Exhibits

10.1	Form of Stock Option Agreement under the Superior Energy Services, Inc. 2005 Stock Incentive Plan and the 2009 Stock Incentive Plan.

10.2	Form of Restricted Stock Agreement under the Superior Energy Services, Inc. 2005 Stock Incentive Plan and the 2009 Stock Incentive Plan.

10.3	Form of Performance Share Unit Award Agreement under the Superior Energy Services, Inc. 2005 Stock Incentive Plan and the 2009 Stock Incentive Plan.

99.1	Press Release issued December 16, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR ENERGY SERVICES, INC.
By:	/s/ Robert S. Taylor
Robert S. Taylor
Chief Financial Officer

Dated: December 16, 2009
EXHIBIT INDEX

Exhibit
Number	Description of Exhibits

10.1	Form of Stock Option Agreement under the Superior Energy Services, Inc. 2005 Stock Incentive Plan and the 2009 Stock Incentive Plan.

10.2	Form of Restricted Stock Agreement under the Superior Energy Services, Inc. 2005 Stock Incentive Plan and the 2009 Stock Incentive Plan.

10.3	Form of Performance Share Unit Award Agreement under the Superior Energy Services, Inc. 2005 Stock Incentive Plan and the 2009 Stock Incentive Plan.

99.1	Press Release issued December 16, 2009.